Exhibit 99.1

Papa John’s Announces Key Operating Assumptions and Earnings Guidance for 2011

Company Reaffirms 2010 Earnings Guidance; Year-end BIBP Deficit to be Retired by Company as part of Multi-Year National Marketing Fund Agreement with Domestic Franchisees

LOUISVILLE, Ky.--(BUSINESS WIRE)--December 21, 2010--Papa John’s International, Inc. (NASDAQ: PZZA):

Highlights

  Projected 2011 earnings per share of $2.00 to $2.12, an increase of over 16% as compared to the reaffirmed 2010 earnings range of $1.74 to $1.80 per share at the mid-point, excluding the impact of the franchisee-owned cheese purchasing company, BIBP Commodities, Inc. (BIBP)
  The company will retire the BIBP deficit at 2010 year-end, projected to be approximately $14 million, as part of a multi-year National Marketing Fund agreement with franchisees
  Projected 2011 North America system-wide comparable sales increase ranging from 1.5% to 2.5%
  Projected 2011 International comparable sales increase ranging from 1% to 3% and International total system-wide sales increase ranging from 25% to 30%
  Projected 2011 worldwide net unit openings ranging from 190 to 220 (85 to 100 net openings for North America and 105 to 120 net openings for International)
  The 2011 guidance includes a scheduled increase in the domestic royalty rate from 4.75% to 5.0% effective at the beginning of 2011, with franchisees having the ability to earn quarterly rebates of a portion of the royalty by achieving certain sales growth targets and by making specified re-image investments in their restaurants

Papa John’s International, Inc. (NASDAQ: PZZA) today announced its 2011 operating assumptions and earnings guidance. The company projects earnings per share in the range of $2.00 to $2.12; as further discussed below, beginning in 2011 there will no longer be any significant impact from the consolidation of the results of the franchisee-owned cheese purchasing company, BIBP Commodities, Inc. (BIBP), a fully consolidated variable interest entity. Accordingly, the company expects to simplify its external reporting of financial results starting in the first quarter of 2011 as more fully described below. The projected earnings guidance range includes the accretive impact of expected share repurchase activity throughout the year ($36.9 million remaining under the current share repurchase authorization as of December 17, 2010).

Realignment of Segment Reporting Structure

The company is realigning management responsibility for Hawaii, Alaska and Canada from International to the domestic operations team in order to better leverage existing infrastructure and systems. Hawaii, Alaska and Canada consist solely of franchise operations, and the realigned business segment will be referred to as North America Franchising. This realignment will be initially reflected in financial information reported in the first quarter 2011 earnings release and Form 10-Q. Prior year income statement and segment results will be reclassified at that time to be presented consistently with the new alignment. The realignment is expected to shift approximately $1.4 million of operating income from the International business segment to the North America Franchising business segment in 2011.

Multi-Year National Marketing Fund Agreement

The company and its domestic franchisees have reached an agreement to a multi-year National Marketing Fund contribution rate, which includes (i) the retirement by the company of the BIBP deficit balance as of the end of 2010 (projected to be approximately $14 million); and (ii) the opportunity for franchisees to earn quarterly rebates of a portion of the 5.0% royalty upon achieving certain sales growth targets and by making specified re-image investments in their restaurants. The company expects this agreement to primarily represent a shift, as opposed to an increase, in total marketing spend, and believes an increase in marketing spend on a national basis will improve the consistency of the overall marketing message and favorably impact brand awareness, particularly in regions of the country where the brand is currently underpenetrated.

Reporting Change for the BIBP Cheese Purchasing Entity

In connection with the company’s retirement of the BIBP deficit at 2010 year-end, and as a condition to participating in the royalty rebate incentive program under the Multi-Year National Marketing Fund agreement, we expect domestic franchisees to enter into a cheese purchasing agreement that enables any future differences between the actual and formula price of cheese sold to franchisees to be reported by the company as changes in a payable to, or receivable from, franchisees as opposed to income or expense in the consolidated income statement. Accordingly, beginning with the first quarter of 2011, the company expects that it will no longer report earnings and earnings per share results on a pro forma non-GAAP basis excluding the impact of the consolidation of BIBP.

Significant 2011 Operational Assumptions

North America Restaurant Sales – North America system-wide comparable sales are expected to increase from 1.5% to 2.5% in 2011. Company-owned and franchised restaurants are expected to produce relatively consistent comparable sales on average.

International Restaurant Sales – The company will initiate the reporting of comparable sales for International restaurants beginning in the first quarter of 2011. Comparable sales will be presented on a constant-dollar basis, eliminating the impact of currency exchange rates. International comparable sales are expected to increase from 1% to 3% in 2011. International comparable sales can be negatively impacted by the existence of a substantial number of emerging markets where second year sales for any given restaurant may be comparing against an unusually high “grand opening” level of first year sales. International comparable sales can also be positively or negatively impacted by significant levels of currency inflation or deflation within a given country. Total sales growth for international restaurants is expected to range from 25% to 30% in 2011, due to new unit growth, in addition to the expected comparable sales increase.

Worldwide Net Unit Growth – Worldwide net unit growth in 2011 is expected to be in the range of 190 to 220 units, consisting of a range of 85 to 100 net units for North America and a range of 105 to 120 net units for International. This represents approximately 3% unit growth for North America and 15% unit growth for International in 2011. Substantially all of the worldwide net unit growth is expected to be franchised, with single digit company-owned unit growth expected in North America and Beijing.

Revenues – Total consolidated revenues are expected to increase 4% to 5% in 2011, due primarily to projected North America and International net unit and comparable sales growth, an expected increase in the effective domestic royalty rate and anticipated commodity cost increases resulting in higher commissary sales prices, partially offset by an expected decline in sales for our printing operations due to general business trends and a decrease in revenues from our online operations due to a reduction in the fee percentage for 2011.

Pre-tax Income Margin – Consolidated pre-tax income margin in 2011 is expected to be approximately 0.75% to 1.00% higher than 2010 results. The expected increase is primarily due to:

  An increase in the domestic royalty rate from 4.75% to 5.00% effective the first day of 2011, coupled with net unit growth, comparable sales growth and revisions to certain franchise support initiatives, producing an expected increase in the consolidated pre-tax income margin of approximately 50 to 55 basis points.
  An increase in commissary profitability due to increased sales volumes from domestic new unit growth and comparable sales growth, resulting in an increase in consolidated pre-tax income margin of approximately 10 to 15 basis points
  A reduction in International operating losses due to leveraging comparable sales and unit growth increases, reflecting approximately 20 to 25 basis points of consolidated pre-tax income margin improvement.
  A reduction in general and administrative costs reflecting the July 2010 reduction in force and other cost saving measures, collectively expected to generate approximately 15 to 20 basis points of consolidated pre-tax income margin improvement.
  A reduction in interest expense equating to approximately 20 to 25 basis points of consolidated pre-tax income margin improvement, primarily due to a substantial decrease in the effective interest rate when the existing interest rate swap agreements expire in January.

These favorable factors are partially offset by an expected increase in losses for the online business unit in 2011 due to a reduction in the percentage fee charged to restaurants, coupled with increased operating costs related to online site enhancements implemented in late 2010. The company considers these operating losses as an investment in driving increases in online sales, which the company believes provides numerous ongoing benefits. The company has the right to recoup these operating losses over time from the domestic system via future increases in the fee percentage or as the level of online sales increases. The increase in online operating losses is expected to reduce consolidated pre-tax income margin by approximately 40 basis points in 2011.

Capital Expenditures – Capital expenditures for 2011 are expected to be approximately $35 to $40 million, which will include $6 to $8 million for re-image costs at company-owned restaurants in connection with a domestic system-wide re-image program. Additionally, approximately $6 to $7 million is related to new company-owned unit development in the U.S. and Beijing. The remainder of the capital expenditures is expected to consist of routine capital replacement and certain technology-related projects designed to improve restaurant and commissary operating efficiency.

Share Repurchase Activity

During 2010 through December 17, 2010, the company has repurchased 1.9 million shares of stock at an average price of $24.94 per share, or a total of $46.9 million. The company has $36.9 million remaining available for repurchase under the current Board of Directors authorization. Subsequent to this release, the company expects to execute a trading plan under SEC Rule 10b5-1 to facilitate the completion of the remaining share repurchase authorization for 2011. The trading plan will include predetermined criteria and limitations and will be scheduled to expire December 31, 2011, unless terminated sooner under plan provisions.

2010 Earnings Guidance Reaffirmed

The company reaffirmed its guidance that earnings for 2010 would be in the range of $1.74 to $1.80 per share, excluding the impact of BIBP. The financial information presented in this press release excluding the impact of the consolidation of BIBP is not a measure that is defined in accordance with accounting principles generally accepted in the United States (“Non-GAAP Measures”).

A complete discussion of our use of Non-GAAP Measures and a reconciliation of the financial results we present excluding the impact of BIBP to our GAAP financial measures for the three- and nine-months ended September 2010 and 2009 is included in our third quarter earnings release dated November 3, 2010, which was filed on the same date with the Securities and Exchange Commission on Form 8-K.

Annual Meeting Date Scheduled

Papa John’s today announced that its 2011 Annual Meeting of Stockholders will be held on April 28, 2011, at 11:00 am local time at the company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky.

Forward Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such statements may relate to projections concerning revenue, earnings, margins, unit growth and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.

The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to: changes in pricing or other marketing or promotional strategies by competitors which may adversely affect sales, including an increase in or continuation of the aggressive pricing and promotional environment; new product and concept developments by food industry competitors; the ability of the company and its franchisees to meet planned growth targets and operate new and existing restaurants profitably; general economic conditions and resulting impact on consumer buying habits; changes in consumer preferences; increases in or sustained high costs of food ingredients and other commodities, paper, utilities, fuel, employee compensation and benefits, insurance and similar costs (including the impact of the recently passed federal health care legislation); the ability of the company to pass along increases in or sustained high costs to franchisees or consumers; the company’s contingent liability for the payment of certain lease arrangements, approximating $4.8 million, involving our former Perfect Pizza operations in the United Kingdom that were sold in March 2006; the impact of legal claims and current proposed legislation impacting our business; the impact that product recalls, food quality or safety issues, and general public health concerns could have on our restaurants; currency exchange and interest rates; and increased risks associated with our international operations, including economic and political conditions in our international markets and difficulty in meeting planned sales targets for our international operations. These and other risk factors are discussed in detail in “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 27, 2009. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Headquartered in Louisville, Kentucky, Papa John's International, Inc. (NASDAQ: PZZA) is the world's third largest pizza company. For 10 of the past 11 years, consumers have rated Papa John's No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI). Papa John's also was honored by Restaurants & Institutions Magazine (R&I) with the 2009 Gold Award for Consumers’ Choice in Chains in the pizza segment. Papa John’s is the Official Pizza Sponsor of the National Football League and Super Bowl XLV, XLVI and XLVII. For more information about the company or to order pizza online, visit Papa John's at www.papajohns.com.

CONTACT:
Papa John’s International, Inc.
David Flanery, 502-261-4753
SVP and Chief Financial Officer